UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2009
Network Communications, Inc.
(Exact name of registrant as specified in its charter)

Georgia	333-134701	58-1404355

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
2305 Newpoint Parkway, Lawrenceville, GA 30043
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (770) 962-7220
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
Attached hereto is Exhibit 99.1, which is a copy of the press release of Network Communications, Inc. (the “Company”) dated January 26, 2009, reporting the Company’s financial results for the third quarter of fiscal year 2009 ended December 7, 2008 and for the comparable period in the prior fiscal year. Exhibit 99.1 is incorporated by reference herein.
ITEM 2.06. MATERIAL IMPAIRMENTS
During the nine periods ended December 7, 2008, the Company saw indicators of potential impairment of its goodwill, including the continued decline of its revenues and the current market value of its outstanding debt securities, which caused the Company to conduct an interim goodwill impairment analysis. On January 21, 2009, the Company determined, in step one of its goodwill impairment analysis, that its goodwill was in fact impaired, and as a result it has recorded an estimate of $85.4 million for the impairment loss in its statements of operations for the three periods and nine periods ended December 7, 2008. This is a preliminary estimate only. The Company is continuing to evaluate the impairment of its goodwill, and the amount of the actual impairment charge may vary materially from this estimate. The Company will complete the second step of the impairment analysis in the fourth quarter of fiscal year 2009 and may be required to record an additional impairment charge in its statements of operations during the fourth quarter of fiscal year 2009. The impairment(s) will not result in any current or future cash expenditures.
The information in this Current Report on Form 8-K is intended to be furnished only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibit — The following exhibit is furnished as a part of this report:

Exhibit	Description
99.1	Press release dated January 26, 2009 reporting financial results for the third quarter ended December 7, 2008, for Network Communications, Inc..

2

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK COMMUNICATIONS, INC.
Date: January 26, 2009	By:	/s/ Gerard P. Parker
Gerard P. Parker
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit	Description
99.1	Press release January 26, 2009 reporting financial results for the third quarter of fiscal year 2009 ended December 7, 2008, for Network Communications, Inc.